Registration No. 1-7777

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                  ---------------

                                       FORM S-8

                               REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933

                                    ---------------

                                      LOGICON, INC.
                 (Exact name of issuer as specified in its charter)

Delaware                                                 95-2126773
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                           Identification No.)

               3701 Skypark Drive, Torrance, California  90505-4794
                      (Address of Principal Executive Office)


                       (Former) Geodynamics Corporation Incentive
                                 Stock Option Plan No. 3
               (Former) Geodynamics Corporation 1990 Non-Qualified
                                      Stock Option Plan
                                  (Full Title of the Plans)

E. Benjamin Mitchell, Jr.
Vice President-General Counsel & Secretary
Logicon, Inc.
3701 Skypark Drive
Torrance, California 90505

(Name and address of agent for service)

 Telephone number, including area code, of agent for service:
                         (310) 373-0220


                               CALCULATION OF REGISTRATION FEE

                                  Proposed maximum  Proposed maximum Amount of
Title of securities Amount to be offering price aggregate offering registration
to be registered     registered       per share           price       fee
  Common Stock        78,573           $33.08       $2,599,195.0     $897.00

Par Value $.10

                                  TABLE OF CONTENTS



                                                            PAGE

   EXPLANATORY NOTE . . . . . . . . . . . . . . . . . . . . .. 3

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT .  4

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . .4

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS . . . . 4

        ITEM 8. EXHIBITS, EXHIBIT INDEX . . . . . . . . . .    5

        OPINION REGARDING LEGALITY . . . . . . . . . . . . . . 6

        CONSENT OF INDEPENDENT ACCOUNTANTS . . . . . . . . . ..7

        POWER OF ATTORNEY . . . . . . . . . . . . . . . . . .  8

        SIGNATURES . . . . . . . . . . . . . . . . . . . . . . 9

EXPLANATORY NOTE


This Registration Statement relates to the acquisition of the former Geodynamics Corporation by Logicon, Inc. and the subsequent conversion of stock options to purchase Geodynamics Corporation stock into stock options to purchase Logicon, Inc. stock. The former Geodynamics Corporation ceased to be a registrant upon filing Form 15 with the SEC on March 29, 1996.

The contents of the former Geodynamics Corporation's Registration
Statement on Form S-8, Registration Nos.33-28247 and 33-39083, filed with the Securities and Exchange Commission on April 17, 1989 and February 1, 1991, respectively are hereby incorporated by reference.

                                   PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents filed with the Securities and Exchange Commission ("the SEC") are incorporated here by reference:

       (a) The Company's Form 10-K containing the latest audited financials of the Company, dated March 31, 1995, filed with the Commission on
            June 26, 1995, Registration No. 1-7777.

       (b) All other reports filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements referred to in (a) above.

       (c) The description of the capital stock and instrument defining rights of security holders are contained in the Registration Statement on Form 8-A, Registration No. 1-7777, filed on December 14, 1984, and any amendment or report filed thereto for proper updating of such description. Instrument defining rights of security holders was also filed with the SEC on Form 8-A on May 7, 1990, Registration No. 1-7777.

       (d) The former Geodynamics Corporation filed Form 15 on March 29, 1996.

All other reports and other documents subsequently filed by the Company pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered here have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference here and to be a part hereof from the date of the filing of such reports and documents.




ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Directors and officers of the Company are indemnified against liability arising from violations of the Securities Act of 1933 other than any liability incurred through personal profit or advantage to which they are not legally entitled.


             The Company has been informed by the SEC that in the opinion of the SEC, indemnification of directors and officers is against public policy as expressed in the Securities Act of 1933 and, in the opinion of the SEC is unenforceable.

             Directors and officers are indemnified against liability which may occur during the performance of their duties as a director or officer.

ITEM 8.  EXHIBITS.

                                    EXHIBIT INDEX


                                                      PAGE NO. IN THIS
                                                    REGISTRATION STATEMENT
EXHIBIT NO.                    EXHIBIT                       STATEMENT

     5                  Opinion regarding legality                6

    24                  Consent of Independent                    7
                        Accountants

    25                  Power of Attorney                         8

                                  June 7, 1996





Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As counsel to Logicon, Inc., a Delaware corporation, I have represented the Company in connection with its acquisition of Geodynamics Corporation and the subsequent conversion of stock options to purchase Geodynamics Corporation stock into stock options to purchase Logicon, Inc. Stock. In my opinion, the securities to be issued thereunder will be legally issued, fully paid and non-assessable when issued in accordance with the Plans following the effective date of the Registration Statement on Form S-8 with which this opinion is submitted.

                                  Very truly yours,

                                  LOGICON, INC.



                                  E. Benjamin Mitchell, Jr.
                                  Vice President-General Counsel

EBM/nd
LD-96091
Enclosure: Form S-8

                   CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
May 24, 1996 appearing on page 39 of the 1996 Annual Report to Stockholders of Logicon, Inc. which is incorporated by reference in Logicon, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the incorporation by reference of our report, which appears on page 9 of such Annual Report on Form 10-K.








PRICE WATERHOUSE LLP
Costa Mesa, California
June 28,1996





















                                   POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on pages 9 and 10 of this Registration Statement hereby constitutes and appoints John R. Woodhull, E. Benjamin Mitchell,
Jr. and Ralph L. Webster, and each of them his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.
Granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


                                  SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on June 7, 1996.

                                                LOGICON, INC.



                                                By: JOHN R. WOODHULL
                                                    ---------------

                                                    John R. Woodhull
                                                    Director, President and
                                                    Chief Executive Officer













Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                            TITLE                      DATE


Principal Executive
       Officer



JOHN R. WOODHULL

John R. Woodhull                   Director,                   June 7, 1996
                                   President and Chief
                                   Executive Officer



Principal Financial
and Accounting Officer:



RALPH L. WEBSTER

Ralph L. Webster                 Vice President,               June 7, 1996
                                 Chief Financial Officer

















OTHER DIRECTORS:

    SIGNATURES                       TITLE                        DATE




JAMES L. HESBURGH

James L. Hesburgh                     Director                  June 7, 1996



CHARLES T. HORNGREN

Charles T.Horngren                    Director                  June 7, 1996



W. EDGAR JESSUP, JR.

W. Edgar Jessup, Jr.                  Director                  June 7, 1996



CHARLES F. SMITH

Charles F. Smith                      Director                  June 7, 1996



ROLAND R. SPEERS

Roland R. Speers                      Director                  June 7, 1996



ROBERT G. WALDEN

Robert G. Walden                      Director             June 7, 1996